EXHIBIT 10 - MATERIAL CONTRACTS

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") made by and between MR. MONEY FINANCE CO., an Ohio corporation (the "Employer") and ARTHUR J. PUCCI (the "Employee"), WITNESSETH THAT:
         WHEREAS, the Employer has been organized as a finance company to provide non-conforming lending to eligible customers; and
         WHEREAS, the Employer will retain the Employee to start its business operations and to provide the services described herein; and
         WHEREAS, the Employee has provided to the Employer certain financial projections which the parties have used to jointly develop a pro forma (attached hereto as "Exhibit A") and which each believes is a reasonable basis for proceeding herein;
         WHEREAS, the Employee desires to accept employment with the Employer upon the terms and conditions described herein.
         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties agree as follows:
         1. EMPLOYMENT AND TERM. The Employer hereby agrees to retain the Employee, and the Employee hereby accepts employment, based upon the terms and conditions set forth in this Agreement. This Agreement shall commence on the third day of April, 2000 and continue until it is terminated in accordance with its provisions (the "Term"). In the event that the Employer's application for a license under the Ohio Mortgage Loan Act (the "License") is denied, or in the event that the License has not been granted by August 15, 2000, then either party shall have the option to terminate this Agreement immediately upon written notice to the other party. In addition, either party shall have the option to terminate the Agreement on December 31, 2003 (the "First Option"). In the event that a party desires to exercise the First Option to terminate the Agreement, that party shall give to the other party written notice of its or his intention to exercise the option on or before June 30, 2003. If neither party gives notice as provided herein, then the First Option to terminate shall lapse, and the Agreement shall continue until December 31, 2005. On December 31, 2005 and on the same day of each year thereafter, the Agreement will be automatically renewed for one (1) year, unless either party shall have given the other party notice of its or his intention to terminate the Agreement at least one hundred eighty (180) days in advance of such renewal date.
         2. DUTIES. During the Term, the Employee shall be employed as president and chief executive officer of the Employer. The Employee's duties shall include direct responsibility for organizing, administering and conducting the Employer's business operations. The parties agree that the Employer shall operate two (2) business locations approved by the Employer, at least one of which shall be either within the City of Sandusky, Ohio or within two (2) miles of corporate limits of the City of Sandusky, Ohio. The Employee shall be responsible for establishing, staffing and managing each of such locations. The Employee shall be active in the day-to-day operations of the Employer, shall make loans on its behalf and shall use his best reasonable efforts to promote its business. The Employee shall devote his full time to the business of the Employer and shall assiduously pursue the enlargement, more efficient function and increase in profits of that business. The Employee shall be subject to the supervisory authority of the Employer's board of directors and shall be governed by the loan policies approved by its board of directors. The Employer's board of directors will conduct such reviews of the loan portfolio of the Employer as the board of directors determines are appropriate. The Employer shall assure that the Employee serves as a member of the board of directors of Employer during the Term of this Agreement.
         3. COMPENSATION. During the Term, in consideration of the Employee's performance of his duties and obligations described herein, the Employer shall provide the Employee with the compensation described herein. The Employee's compensation shall be subject to and reduced by any applicable withholding, social security or other taxes and any other legally required deductions.


-------------------------------------------------------------------------------

                  a. INITIAL PAYMENTS. The Employer shall pay to or for the Employee one-time lump-sum payments as follows:


                           i. Upon complete execution of this Agreement, Forty-Five Thousand Dollars ($45,000.00). From such payment, the Employee's expenses of moving his residence shall be paid directly to the mover, and the balance shall be paid to the Employee; and

                           ii. Upon issuance of the License, Thirty Thousand Dollars ($30,000.00).

     (The two foregoing payments are jointly referred to as the "Initial Payments"). In the event that either party exercises its option to terminate this Agreement because the application for the License has been denied or has not been granted by August 15, 2000, then the Employee shall repay to the Employer any part of the Initial Payments previously paid to him or paid for his moving expenses.
The Initial Payments shall compensate the Employee for his expenses incurred to move his residence as required by paragraph 4 herein. The Employee shall retain the amount of the Initial Payments in excess of his moving expenses as compensation for the restrictive covenants and the other obligations accepted by the Employee herein. If, before December 31, 2003, the Employee breaches this Agreement or the Employer terminates it for cause as described in this Agreement, then the Employee shall repay to the Employer that portion of the Initial Payments calculated as follows:
                  i. If the breach or termination for cause occurs prior to December 31, 2001, the total of the entire Initial Payments shall be repaid by the Employee.

                  ii. If the breach or termination for cause occurs at any time between January 1, 2002 and December 31, 2002, two-thirds (2/3) of the total of the Initial Payments shall be repaid by the Employee.

                  iii. If the breach or termination for cause occurs at any time between January 1, 2003 and December 31, 2003, one-third (1/3) of the total of the Initial Payments shall be repaid by the Employee.
     Any repayment due to the Employer in accordance with this paragraph 3a shall be paid by the Employee within thirty (30) days after the termination of this Agreement.
                  b. BASE SALARY. During the Term, the Employer shall pay to the Employee a gross base salary calculated at the rate of Eighty Thousand Dollars ($80,000.00) per annum. The base salary shall be paid in equal biweekly installments on the same day that the executive officers of other subsidiaries of First Citizens Banc Corp. are paid.
                  c. INCENTIVE COMPENSATION. During the Term, the Employer shall pay to the Employee any incentive compensation due based upon the following calculations
                  i. INCENTIVE COMPENSATION FOR THE PERIOD ENDING DECEMBER 31, 2001. In the event that the Employer suffers a total pretax loss which is less than Two Hundred Forty-Three Thousand One Hundred Ninety-Eight Dollars ($243,198.00) for the period beginning on the first day of the Term and ending on December 31, 2001, then the Employer shall pay to the Employee incentive compensation in the amount of either Sixteen Thousand Dollars ($16,000.00) or twenty percent (20%) of the Employer's pretax profit, whichever is greater.

                  ii. INCENTIVE COMPENSATION FOR THE CALENDAR YEARS 2002 AND 2003. The Employer shall pay to the Employee twenty percent (20%) of its pretax profit for the calendar years 2002 and 2003.

                  iii. INCENTIVE COMPENSATION FOR THE CALENDAR YEARS BEGINNING WITH 2004. In the event that neither party has exercised its options to terminate this Agreement, beginning for the

-------------------------------------------------------------------------------
                           calendar year 2004 and continuing for each year of the Term thereafter, the Employer shall pay to the Employee ten percent (10%) of its pretax profits for that calendar year. In addition, for each such year, the Employer shall pay to the Employee fifty percent (50%) of the amount by which the Employer's pretax profit for the calendar year in question exceeds its pretax profit for the immediately preceding year.

        During the calendar year 2002 and during each year of the Term thereafter, the Employer shall make a preliminary estimate of its pretax profits for the first six (6) months of each such calendar year using the information and records available to it. By August 15 of each such year, the Employer shall make an advance payment of one-half (1/2) of the estimated incentive compensation due to the Employee based upon such pretax profits for the six (6) month period which advance payment shall be deducted from the incentive compensation due to the Employee for that calendar year. Any incentive compensation due to the Employee for the period ending December 31, 2001 and the balance of any incentive compensation due for each calendar year of the Term thereafter shall be paid to the Employee by the next succeeding April
        30. Termination of this Agreement shall not affect the Employee's right to incentive compensation due for a completed prior year but shall terminate his right to any incentive compensation for any period after the previous completed year. For purposes of this paragraph, the Employer's "pretax profit" or "pretax loss" shall be the amount of the "taxable income" shown on its U.S. Corporation Income Tax Return.
                  d. FRINGE BENEFITS. During the Term, the Employer shall make available to the Employee fringe benefits, including medical, retirement and vacation benefits, upon the same terms and conditions that are applicable to the executive officers of other subsidiaries of First Citizens Banc Corp. with the same duration of employment as the Employee.
        4. RESIDENCE. Immediately upon complete execution of this Agreement, the Employee shall move to and establish his residence within Erie County, Ohio. The Employee shall maintain his residence within such area during the Term of this Agreement.
        5. TERMINATION. The Employer shall have the right to terminate the Employee's employment for Cause (as defined herein). "Cause" shall consist of any one or more of the following:
                 (a) Inability or failure of the Employee to perform his duties;
                 (b) Any dishonesty or defalcation by Employee whether it occurred in securing his employment or in performing his duties;
                 (c) Any employment, activity or circumstance which the Employer reasonably deems to be in conflict with the Employee's duties or to present a risk of injury or harm to the Employer;
                 (d) Employee's breach of or failure to comply with any provision or term of this Agreement; or
                 (e) Employee's performance of any act, or bad faith failure to take any action which detrimentally affects the Employer's interest or the Employee's ability to perform his duties.

                 If the Employee's employment is terminated in accordance with this paragraph 5, then upon the effective date of termination, the Employer shall only be obligated to pay the Employee that proportionate part of the Employee's base salary which is allocable solely to the period prior to termination, less any sums previously paid for such period. In the event that the Employee's employment is terminated in accordance with this paragraph, the Employer shall also have no obligation to pay any incentive compensation due after the date of such termination for the year during which termination occurred.
                  6. RETURN OF PROPERTY. Upon the termination of this Agreement for any reason, the Employee will immediately surrender to the Employer, in good condition, the books, accounts, records, memoranda, keys, computer disks, computer passwords, any credit cards, and any other property or information of any nature, tangible or intangible, which are in Employee's possession or under his control and which belong to the Employer. In the event that any of such items are not returned, the Employer shall have the right to recover such property or to recover or deduct from any compensation payable to the Employee the value, or, at the Employer's sole option, the replacement costs of such items, plus all proper and reasonable costs, attorneys' fees and expenses incurred in searching for, taking, removing, and recovering such property or its value or replacement cost.
                  7. RESTRICTIVE COVENANT. The Employee acknowledges that his employment with the Employer will provide him with information concerning the market for the Employer's financial products, will acquaint him with the customers and potential customers for such products and will furnish him with substantial confidential business information concerning the Employer. As a result, the Employee acknowledges that it would be unfair for him to accept employment with a competitor of the Employer or to otherwise compete with the business of the Employer. Therefore, in consideration of the Employer's execution of this Agreement, and particularly in consideration of its


--------------------------------------------------------------------------------
initial payment described herein, the Employee agrees that, during the Term of this Agreement and for a period of two (2) years after its termination for any reason:
                  (a) The Employee shall not, within the corporate limits of Sandusky, Ohio or at any location within fifty (50) miles of the corporate limits of Sandusky, Ohio, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to, or in competition with, any aspect of the business of the Employer.
                  (b) The Employee shall not, directly or indirectly, solicit, encourage, entice, or induce any employee of the Employer to terminate his or her employment relationship with the Employer.
                  (c) The Employee shall not solicit, attempt to solicit, or call on any customer of the Employer, or induce or attempt to induce any customer to cease doing business with the Employer.
                  (d) The Employee shall not interfere with or otherwise attempt to damage or prejudice any business relationship of the Employer.

         8. CONFIDENTIALITY. The Employee agrees that all knowledge or information concerning the Employer's business operations, business plans, finances, financial products, customers, marketing and interest-setting policies and the names and financial information concerning all persons or entities that do business with the Employer, except information which is now or hereafter becomes part of the public domain through no fault of the Employee, constitute "Confidential Information" of the Employer. The Employee agrees that he shall not divulge or disclose any Confidential Information of the Employer and shall not use Confidential Information of the Employer for his benefit or to the detriment of the Employer.
         9. SURVIVAL, INDEPENDENT CONSTRUCTION AND REMEDIES. The covenants and obligations of the Employee contained in paragraphs 7 and 8 of this Agreement shall survive any termination of this Agreement. They are of the essence of this Agreement and shall be construed as independent of any other provisions of this Agreement. The existence of a claim or cause of action of the Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of these covenants and provisions.
         The Employee acknowledges that a breach of any of the provisions of paragraphs 7 or 8 will cause continuing and irreparable harm to the Employer for which it would not be compensated adequately by money damages. The Employee agrees that, in the event of an actual or threatened breach, in addition to any other remedies available to it, the Employer should be entitled to immediate and permanent injunctions to prevent the Employee from such activity.
         10. ASSIGNMENT. The Employee's rights and obligations under this Agreement are personal and are not transferable by assignment or otherwise, and any attempt to do so shall be void. The Employer's rights and obligations under this Agreement are assignable if such assignment is related to the sale or transfer of substantially all of the assets of the Employer.
         11. NOTICE. All notices, requests, demands or instructions may, or, when required by this Agreement, shall, be in writing and delivered in person or sent by certified mail (or regular mail if the certified mail is returned unclaimed) postage prepaid and addressed as follows:
         TO THE EMPLOYER:    Mr. Money Finance Co.
                             c/o The Citizens Banking Company
                             P.O. Box 5016
                             Sandusky, Ohio 44870
                             Attn: James O. Miller

         TO THE EMPLOYEE:    Arthur J. Pucci

A notice shall be effective upon the actual receipt of it, except in the case of notice by regular mail, which shall be deemed effective three (3) days after it is delivered to the U.S. Postal Service. Either party may, by notice to the other, change its or his address for the purpose of any future notice to that party.
         12. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in a manner that is effective and valid under applicable law, but, if any provision of this Agreement is held to be invalid, illegal, or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of the invalidity, illegality, or unenforceability in that jurisdiction. The remainder of this Agreement, and the application of the provision to other persons and circumstances or in other jurisdictions, shall not be affected thereby, and the intent of the parties as set forth herein shall


--------------------------------------------------------------------------------
be enforced to the fullest extent permitted by law. The parties shall attempt to replace any invalid provision with a legally valid provision which follows the original intent of the parties as closely as possible.
         13. TITLES AND CAPTIONS. All titles and captions are for convenience only, and do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.
         14. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.
         15. WAIVER OR MODIFICATION. No provisions of this Agreement may be waived, changed, modified or discharged orally but only by an agreement in writing signed and executed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No delay on the part of any party in the exercise of any rights or remedy shall operate as a waiver thereof. The failure of either party to insist in any one or more instances, upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.
         16. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the within subject matter. There are no representations, agreements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.
         17. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties, their heirs, executor, successors and assigns.
         IN WITNESS WHEREOF, the parties have executed this Employment Agreement this third day of April, 2000.

SIGNED AND ACKNOWLEDGED                             EMPLOYER:
IN THE PRESENCE OF:


/s/Charles C. Riesterer                             By:  /s/James O. Miller
Witness

/s/Suellen M. Williams
Witness
                                                    EMPLOYEE:

/s/Charles C. Riesterer                             /s/Arthur J. Pucci
Witness

/s/Suellen M. Williams
Witness




-------------------------------------------------------------------------------